Telvent Announces Dividend Payment
Madrid, May 22, 2008 — Telvent GIT, S.A. (NASDAQ: TLVT), today announced that a cash dividend of € 0.34 per share recommended by the board of directors was approved at the Ordinary Shareholders Meeting, held on May 22, 2008. The dividend is payable to shareholders of record on June 10, 2008, and will be payable in U.S. dollars on June 24, 2008, at the official exchange rate set by the Spanish “Boletín Oficial del Estado” for May 22, 2008.
About Telvent
Telvent (Nasdaq: TLVT), the IT company for a sustainable and secure world, specializes in high value-added products, services and integrated solutions for the Energy, Transportation, Environment and Public Administration industry segments, as well as Global Services. Its innovative technology and client-proven expertise enable the efficient and secure real-time management of operational and business processes for industry-leading companies worldwide. (www.telvent.com)
Forward Looking Statements
This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. The information contained or incorporated in this Press Release contains forward-looking statements, including certain plans, expectations, goals, and projections, which are subject to numerous assumptions, risks, and uncertainties. A number of factors, including but not limited to those set forth under the heading “Business Risks” included in the Company’s Annual Report on Form 20-F for the year ended December 31, 2007, filed with the Securities and Exchange Commission on March 10, 2008, and other factors described from time to time in the Company’s other filings with the Securities and Exchange Commission, could cause actual conditions, events, or results to differ significantly from those described in the forward-looking statements. All forward-looking statements included in this Press Release are based on information available at the time of the report. The Company assumes no obligation to update any forward-looking statement.
Investor Relations Contact
Barbara Zubiria
Tel. +34 902 335599
Email: barbara.zubiria@telvent.com
Lucía Domville
Tel. +1 646 284 9416
Email: ldomville@hfgcg.com